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                                   Exhibit 21


                            Significant Subsidiaries



                                              State or Country
                                              of Incorporation
                                              ----------------
Howmet Corporation                            Delaware
Howmet Holdings Corporation                   Delaware
Howmet Cercast (Canada), Inc.                 Canada
Howmet Cercast (U.S.A.), Inc.                 Delaware
Howmet Ltd.                                   United Kingdom
Howmet S.A.                                   France
Howmet-Tempcraft, Inc.                        Ohio